Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)


     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary proxy statement
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              TAM Restaurants, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   Board of Directors of TAM Restaurants, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [X]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
          (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

--------------------------------------------------------------------------------
          (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
          (5) Total Fee Paid:

--------------------------------------------------------------------------------
     [  ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1) Amount previously paid:
--------------------------------------------------------------------------------
          (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
          (3) Filing party:
--------------------------------------------------------------------------------
          (4) Date filed:
--------------------------------------------------------------------------------

                             TAM Restaurants, Inc.
                               1163 Forest Avenue
                         Staten Island, New York 10310

                                  May 3, 2000

Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of TAM Restaurants, Inc. (the "Company") which will be held on Tuesday, May 23, 2000 at 11:30 a.m. local time at American Park at the Battery, 5 Battery Park Place, New York, New York 10004.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Your Board of Directors unanimously believes that (i) the election of the nominees as directors, (ii) the approval of an amendment to the Company's 1997 Stock Option Plan, and (iii) the ratification of its independent auditors for fiscal 2000, are in the best interests of the Company and its stockholders, and accordingly, recommends a vote "FOR" the foregoing proposals on the enclosed proxy card.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.

                                           Sincerely yours,

                                           Frank Cretella
                                           President and Chief Executive Officer

                             TAM Restaurants, Inc.
                               1163 Forest Avenue
                         Staten Island, New York 10310

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 23, 2000

                              --------------------

To the Stockholders of TAM Restaurants, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of TAM Restaurants, Inc. (the "Company") will be held on Tuesday, May 23, 2000, at 11:30 a.m. local time at American Park at the Battery, 5 Battery Park Place, New York, New York 10004, for the following purposes:

     1. To elect six directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. (Proposal One).

     2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,250,000 to 1,750,000. (Proposal Two).

     3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for fiscal 2000. (Proposal Three).

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 27, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy (the "Proxy") as promptly as possible in the envelope enclosed. Any stockholder attending the meeting may vote in person even if he or she has previously returned a Proxy.

                                           By Order of the Board of Directors,

                                           Frank Cretella
                                           President and Chief Executive Officer

May 3, 2000

---------------------------------

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                             TAM RESTAURANTS, INC.
                               1163 Forest Avenue
                         Staten Island, New York 10310

                                ---------------

                                PROXY STATEMENT

                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 23, 2000

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of TAM Restaurants, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 23, 2000, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 3, 2000.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are: 1163 Forest Avenue, Staten Island, New York 10310, Telephone No.:
(718) 720-5959.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 27, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 4,503,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting. Officers and directors of the Company who together maintain voting rights to approximately 69.1% of the Company's voting securities have indicated an intention to vote for the election of the directors, for the proposal to amend the Company's 1997 Stock Option Plan, and for the appointment of BDO Seidman, LLP as independent auditors of the Company for fiscal 2000. See "Voting Security Ownership of Certain Beneficial Owners and Management."

                    VOTING PROCEDURES AND PROXY INFORMATION

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting voting as a single class, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of the amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or Continental Stock Transfer & Trust Company, the Company's transfer agent.

     In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Abstentions and broker non-votes will have no effect on the election of directors, the vote to amend the Company's 1997 Stock Option Plan, or the vote to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for fiscal 2000.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                       ACTION TO BE TAKEN AT THE MEETING

                             ELECTION OF DIRECTORS
                                 (Proposal One)

     At this year's Annual Meeting of Stockholders, six directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2001. It is the intention of the Board of Directors to nominate Frank Cretella, Jeanne Cretella, Kenneth L. Harris, Peter J. Salvatore, Barry E. Krantz and Luke Johnson as directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he or she will be available to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

     The following is information with respect to the nominees for election at this Annual Meeting of Stockholders:

     FRANK CRETELLA, 41, co-founded the Company's predecessor in 1981 and has been President, Chief Executive Officer and a director of the Company since inception.

     JEANNE CRETELLA, 41, co-founded the Company's predecessor in 1981, and has been Vice President, Secretary and a director of the Company since inception. Ms. Cretella is the wife of Frank Cretella.

     KENNETH L. HARRIS, 57, has been Chairman of the Board of the Company since June 1997. Since March 1998, Mr. Harris has been a Senior Vice President and Managing Director of Kayne Anderson Investment Management, Inc. Since January 1995, Mr. Harris has been President and Chief Executive Officer of Platinum Restaurant Group, a management consulting firm. From February 1994 through January 1995, Mr. Harris was Chief Operating Officer of HOB Entertainment, Inc., a theme restaurant company. From January 1975 through January 1994, Mr. Harris was employed by W.R. Grace & Co. ("Grace") and its subsidiary, Restaurant Enterprises Group, Inc. ("REGI"), most recently as President and Chief Executive Officer of REGI's Dinnerhouse division.

     PETER J. SALVATORE, 62, has been a director of the Company since February, 1998. Mr. Salvatore was a Managing Director of Spear Leeds & Kellogg, a member firm of the New York Stock Exchange and National Association of Securities Dealers, from March 1991 until 1999, when Mr. Salvatore retired from his position as Managing Director of Spear Leeds & Kellogg.

     BARRY E. KRANTZ, 55, has been a director of the Company since February, 1998. Mr. Krantz has been an independent restaurant industry consultant since August 1995. Mr. Krantz was Chief Operating Officer and a director of REGI from January 1989 through January 1994 when it was sold by Grace to an investor group. From January 1994 to August 1995, Mr. Krantz was President, Chief Operating Officer of Family Restaurants, Inc., the successor of REGI. Mr. Krantz is currently a director of Sizzler International, Inc. and Fresh Choice, Inc., both publicly traded companies in the restaurant industry.


     LUKE JOHNSON, 38, has been a director of the Company since February 2000. Mr. Johnson received an MA from Oxford University. He is currently Chairman of Belgo Group PLC, a publicly traded restaurant business based in London. Prior to that he served as Chairman of PizzaExpress PLC, a publicly traded restaurant business.

     The Company agreed that it would, upon the request of Paragon Capital Corporation, the underwriter of the Company's initial public offering ("Paragon"), nominate and use its best efforts to elect a designee of Paragon (which designee may change from time to time) as a director of the Company or, at Paragon's option, appoint such designee as a non-voting advisor to the Company's Board of Directors for the period ending February 10, 2001. Frank Argenziano, who resigned from the Board in January 2000, was Paragon's nominee to the Board. To date Paragon has not designated another representative to the Board of Directors.

     The following is information with respect to the Company's other officers:

     ANTHONY B. GOLIO, 39, has been Vice President of the Company since October 1997. In June 1996, Mr. Golio founded The Pineapple Group Inc., a consulting company to the restaurant industry. From February 1994 until October 1996, Mr. Golio was director of operations of Whiskey River Restaurant Group, a restaurant holding company. From January 1991 through February 1994, Mr. Golio was Vice President - Operations and Marketing of HMG, Inc., a restaurant holding company. From 1988 to 1991, Mr. Golio was manager of guest services of the New York Zoological Society. From 1984 to 1988, Mr. Golio was area manager of Chi-Chi's Restaurants, Inc.

     During the fiscal year ended September 29, 1999, the Board of Directors held three meetings. The meetings were attended by all of the directors, either in person or by telephone, except Mr. Argenziano attended fewer than 75% of the Board meetings. The Board also took actions by unanimous written consent in lieu of meetings.

AUDIT COMMITTEE

     The audit committee is comprised of Kenneth Harris and Peter Salvatore. The audit committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing the plans and results of the audit engagement with the independent public accounts, approving professional services provided by the independent public accounts and reviewing the adequacy of the Company's internal accounting contracts. During the fiscal year ended September 29, 1999, the Audit Committee held one meeting.

EXECUTIVE COMMITTEE

     The executive committee is comprised of Kenneth Harris, Frank Cretella, Jeanne Cretella, and Luke Johnson. The executive committee meets informally on a periodic basis to review the Company's operating results pursuant to directives of the Board of Directors and to make operating and strategic decisions on items authorized by the Board. The Executive Committee met 12 times during the fiscal year ended September 29, 1999.


REAL ESTATE COMMITTEE

     The real estate committee is comprised of Kenneth Harris, Barry Krantz and Peter Salvatore. The real estate committee is responsible for reviewing proposed real estate transactions and making recommendations to the Board of Directors with respect to specific transactions. During the fiscal year ended September 29, 1999, the Real Estate Committee held one meeting.

COMPENSATION COMMITTEE

     The compensation committee is comprised of Kenneth Harris, Barry Krantz and Peter Salvatore. The compensation committee is responsible for determining compensation for executive officers of the Company, and for reviewing and presenting the Board of Directors with proposed bonus grants, stock option grants and employment contracts. During the fiscal year ended September 29, 1999, the Compensation Committee held two meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain compensation paid by the Company during the fiscal years ended September 29, 1999, September 27, 1998 and September 28, 1997 to Frank Cretella, its President and Chief Executive Officer, and certain compensation paid by the Company to Anthony B. Golio, its Vice President, for the fiscal year ended September 29, 1999. No other officer of the Company received compensation in excess of $100,000 for any such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION
                                                                   -------------------

                                                                                  OTHER ANNUAL
NAME AND PRINCIPAL POSITION                        YEAR      SALARY       BONUS   COMPENSATION
---------------------------                        ----      ------       -----   ------------
Frank Cretella
        President and Chief Executive Officer      1999       $175,000      $0      $2,000
                                                   1998        175,000       0       2,000
                                                   1997        175,000(1)    0       2,000
Anthony B. Golio
        Vice President                             1999       $130,000(2)   $0          0
                                                   1998        102,445       0          0

---------------------
(1) Mr. Cretella deferred approximately $25,000 of his salary from fiscal 1997 and such payment was made in fiscal 1998.
(2) Mr. Golio deferred a salary increase and back pay of approximately $13,200 from his base salary in fiscal 1998. That amount was added to his base salary in fiscal 1999.


     The following table provides information relating to stock options awarded to each of the above-named executive officers during the year ended September 29, 1999. All such options were awarded under the 1997 Stock Option Plan.


                                                           OPTION GRANTS IN FISCAL 1999
                                                           ----------------------------

                                              NUMBER OF %       OF TOTAL
                                                SHARES       OPTIONS GRANTED   EXERCISE
                                             UNDERLYING      TO EMPLOYEES IN   PRICE PER    EXPIRATION
NAME AND PRINCIPAL POSITION                 OPTIONS GRANTED   FISCAL 1999(1)    SHARE (2)       DATE
---------------------------                 ---------------   --------------    ---------       ----

Frank Cretella
        President and Chief Executive Office     37,500          16.50%          $1.75      1/10/2004
                                                 18,750(3)         8.2            1.75      1/10/2005
                                                 18,750            8.2            1.75      1/10/2006
Anthony B. Golio
        Vice President                            6,250            2.70%          $1.75     1/10/2004
                                                  3,125(3)         1.4             1.75     1/10/2005
                                                  3,125            1.4             1.75     1/10/2006

-------------------
(1) The number of options granted to employees during fiscal 1999 used to compute this percentage excludes options to purchase 14,000 shares of Common Stock due the termination of such options pursuant to their terms.
(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Board of Directors.
(3) These options vest on the second anniversary of the date of grant provided that the optionee is then employed by the Company.

DIRECTOR COMPENSATION

     The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each outside director receives options to purchase 5,000 shares of the Company's Common Stock for each year of service rendered as a member of the Board of Directors. All options are non-qualified stock options, vest in full on the date of grant and expire five years from date of grant.

     Mr. Harris provided consulting services to the Company under the terms of his consulting agreement. In fiscal 1999 he received compensation of $60,000.

EMPLOYMENT AGREEMENTS

     Effective February 10, 1998, the Company entered into three-year employment agreements with Frank Cretella and Jeanne Cretella, which are automatically renewable and provide for an annual base compensation of $175,000 and $75,000, respectively, and such bonuses as the Board of Directors may from time to time determine. Each of the employment agreements requires the officer to devote a majority of such officer's business time to the Company's business and affairs and contains a provision that such officer will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of one year thereafter. Each of the agreements also provides that if the officer is terminated without cause (including as a result of a change in control), such officer will be entitled to receive severance pay equal to the base compensation through the term of the agreement, provided that if such officer is terminated during the third year or the last year of any renewal term, such officer will be entitled to receive additional compensation equal to the base compensation received from the Company during the one-year period prior to the date of termination.

CONSULTING AGREEMENT

     In July 1996, the Company entered into a two-year consulting agreement with Kenneth L. Harris, Chairman of the Board of the Company, pursuant to which Mr. Harris (through Platinum Restaurant Group, a company wholly owned by Mr. Harris) has provided strategic planning, restaurant operations, marketing and site evaluation consulting services for a fee equal to $2,500 per month through December 1997 and $5,000 per month thereafter. The agreement is automatically renewable for successive one-year periods, unless either party gives written notice of its intention not to renew the agreement at least 30 days prior to the end of the term or renewal term. In addition, pursuant to the consulting agreement, in March 1998, the Company paid Mr. Harris $50,000 as payment for consulting services rendered to the Company prior to entering into the consulting agreement.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 27, 2000 (based on information obtained from the persons named below), relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, (ii) each of the Company's directors and nominees for director, and (iii) all directors and executive officers of the Company as a group:


                                                 NUMBER OF SHARES       PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)        BENEFICIALLY OWNED      BENEFICIALLY OWNED(2)
----------------------------------------        ------------------      ---------------------
Frank Cretella                                     2,120,950(3)                 47.1%

Jeanne Cretella                                    2,120,950(3)                 47.1

Richard A. Kayne(4)                                  668,982(5)                 14.8
Kayne Anderson Capital Advisors, L.P.(6)

Peter J. Salvatore(7)                                390,480(8)                  8.7

Kenneth L. Harris                                    175,907(9)                  3.9

Luke Johnson(10)                                     366,960(11)                 8.1

Barry Krantz                                          10,000(12)                  *

Anthony Golio                                         48,160(13)                 1.1

All directors and executive officers as a group
(seven persons)                                     3,112,457(14)               69.1%

-----------------
*  Less than 1 %

(1) Unless otherwise indicated, the address for each named individual or group is in care of TAM Restaurants, Inc., 1163 Forest Avenue, Staten Island, New York 10310.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement have been exercised and converted. Assumes a base of approximately 4,503,000 shares of Common Stock outstanding, before any consideration is given to outstanding options or warrants.

(3) Represents (i) 1,180,635 shares held jointly by Frank Cretella and Jeanne Cretella, (ii) 500,000 shares held by trusts of which Mr. Cretella is a co-trustee and Mr. and Mrs. Cretella's daughter is the beneficiary (Mr. Cretella has sole voting and dispositive power over the shares held in the trusts), (iii) 131,250 shares of Common Stock issuable upon exercise of options held by Frank Cretella, (iv) 87,500 shares of Common Stock issuable upon exercise of options held by Jeanne Cretella, (v) 144,081 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Frank Cretella, (vi) Selling Securityholders' Warrants to purchase 4,724 shares of Common Stock held by Jeanne Cretella and (v) 72,040 shares of Common Stock issuable upon exercise of a warrant held by Frank Cretella. Does not include (i) 18,750 shares of Common Stock issuable upon exercise of options held by Frank Cretella, which have not yet vested, and (ii) 12,500 shares of Common Stock issuable upon exercise of options held by Jeanne Cretella, which have not yet vested.

(4) The address for Richard A. Kayne and Kayne Anderson Capital Advisors, L.P. is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. Mr. Kayne is an officer, director and controlling stockholder of the company that acts as the general partner of Kayne Anderson Capital Advisors, L.P.


                                       7



(5) Based on information supplied to the Company from Kayne Anderson Capital Advisors, L.P. and the investment funds for which Kayne Anderson Capital Advisors, L.P. acts as general partner and investment advisor. Kayne Anderson Capital Advisors, L.P. reports shared voting and dispositive power over securities held by several investment funds, including Kayne Anderson Diversified Capital Partners, L.P. (formerly known as Offense Group Associates, L.P.), for which Kayne Anderson Capital Advisors, L.P. acts as general partner and investment advisor, except for other entities for which Kayne Anderson Capital Advisors, L.P. acts solely as investment advisor. Both parties report shared voting and dispositive powers over a portion of the securities held under a 401(K) plan of an affiliated entity. Mr. Kayne is an officer, director and controlling stockholder of the company that acts as the general partner of Kayne Anderson Capital Advisors, L.P. Includes 265,000 shares of Common Stock issuable upon exercise of warrants held by five investment funds for which Kayne Anderson Capital Advisors, L.P. acts as general partner and investment advisor.

(6) Kayne Anderson Capital Advisors, L.P. was formerly known as KAIM Non-Traditional, L.P.

(7) The address for Mr. Salvatore is 35 Seagate Road, Staten Island, New York 10310.

(8) Includes (i) 279,371 shares of Common Stock owned by Peter Salvatore, (ii) 9,082 shares of Common Stock held by Peter and Gail Salvatore Foundation, Inc., a trust of which by Mr. and Mrs. Salvatore are the beneficiaries,
     (iii) 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Salvatore, (iv) 85,145 shares of Common Stock issuable upon exercise of warrants held by Mr. Salvatore, and (v) 3,047 shares of Common Stock issuable upon exercise of warrants held by Peter and Gail Salvatore Foundation, Inc.

(9)  Includes (i) 110,282 shares owned jointly by Kenneth and Maureen Harris,
     (ii) 5,000 shares owned by Maureen Harris, (iii) 58,125 shares of Common Stock issuable upon exercise of options held by Mr. Harris, and (iv) 2,500 shares of Common Stock issuable upon exercise of warrants held by Mrs. Harris. Does not include 4,375 shares of Common Stock issuable upon exercise of options which have not yet vested. Mr. Harris is an officer of an affiliate of Kayne Anderson Capital Advisors, L.P. but does not have voting or dispositive power over the Company's securities reported by Kayne Anderson Capital Advisors, L.P. (see footnote (5) above), and therefore disclaims any beneficial ownership of such securities.

(10) The address for Mr. Johnson is 52 Brook's Mews, London W1Y 1LE, United Kingdom.

(11) Based solely on a Schedule 13D filed by Mr. Johnson with the Securities and Exchange Commission. Does not include 550,540 shares owned by Cassell Holdings Limited, and 82,500 shares owned by Ergun Kaya, which Mr. Johnson disclaims beneficial ownership in such Schedule 13D.

(12) Includes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Krantz.

(13) Includes (i) 13,785 shares of Common Stock, and (ii) 34,375 shares of Common Stock issuable upon exercise of options held by Mr. Golio. Does not include 3,125 shares of Common Stock issuable upon exercise of options which have not yet vested.

(14) Includes an aggregate of 643,507 shares of Common Stock issuable upon the exercise of options, warrants and Preferred Stock. Does not include (i) an aggregate of 41,875 shares of Common Stock issuable upon exercise of options which have not yet vested, and (ii) 13,500 shares of Common Stock issuable upon exercise of warrants owned by former Board member Frank Argenziano who resigned in January 2000.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time the Company has entered into equipment financing leases which have been guaranteed by Frank Cretella, President, director and principal shareholder of the Company, and/or Leisure Time Services, Inc. ("Leisure Time"), a company owned by Jeanne Cretella, Vice President, director and principal shareholder of the Company.


     Prior to January 1994, Ernest Cretella, father of Frank Cretella, President, Chief Executive Officer, a director and a principal stockholder of the Company, loaned the Company $100,000. In January 1994, Ernest Cretella borrowed $125,000 from a bank, which was then loaned to the Company, and secured the loan by mortgaging his personal residence. The Company repaid $50,000 of the outstanding indebtedness owed to Ernest Cretella and the Company agreed to make Ernest Cretella's mortgage payments to the bank. In September 1995, Ernest Cretella converted the additional $50,000 principal amount of indebtedness owed to him into 25,000 shares of Common Stock and 2,500 warrants. The Company remains obligated to make Ernest Cretella's mortgage payments. In July 1996, Ernest Cretella, loaned the Company an additional $55,000. Such loan bears interest at the rate of 10% per annum, payable quarterly, and is due June 30, 2000.

     In March 1994, the Company entered into a lease agreement to sublease the space where Lundy's is located. Frank Cretella personally guaranteed the Company's obligations to pay rent during the time that it occupies the leased premises.

     During 1994, Frank Cretella loaned the Company $12,500. In September 1996, Mr. Cretella borrowed $65,000 from the Company. During the year ended September 28, 1997, Mr. Cretella repaid the $52,500 owed to the Company.

     During 1995 and 1996, the Company borrowed an aggregate of $840,000 from Fleet Bank, N.A. Such loans were collateralized by the Company's principal executive offices, which are owned by Mr. Cretella, the warehouse leased by the Company and owned by Leisure Time, and Mr. and Ms. Cretella's personal residence, and guaranteed by Mr. and Ms. Cretella and Leisure Time. In June 1997, Mr. Cretella agreed to pay to Fleet $640,000 as payment for the amount owed by the Company (approximately $720,000 as of October 15, 1997). In August 1997, Mr. Cretella paid to Fleet $140,000 as part of the settlement. Mr. Cretella paid the balance of the principal owed to Fleet and the Company paid accrued interest of approximately $39,000 owed to Fleet in October 1997. As consideration for repaying the loan, the Company issued to Mr. Cretella a promissory note in the original principal amount of $720,405 that bears interest at the rate of 10% per annum. Interest is payable in monthly installments of $6,003, with the outstanding principal balance payable in November 2002 upon maturity of the note. In December 1998, Mr. Cretella converted $720,405 of indebtedness owed to him by the Company into 144,081 shares of Series A Preferred Stock. As further inducement to Mr. Cretella to convert the debt to equity the Company also issued to Mr. Cretella 72,040 warrants to purchase the Company's Common Stock at $6.00 per share. The Company received a fairness opinion with respect to this transaction.

     Prior to his employment by the Company, from October 1996 through September 1997, Anthony Golio, Vice President of the Company, provided consulting services to the Company through The Pineapple Group, Inc., a restaurant consulting firm, wholly-owned by Mr. Golio, for which he was paid an aggregate of $88,000. Such consulting services included organizational and managerial training, labor and cost management, negotiating with vendors and creating and restructuring management programs.

     In June 1996, the Company borrowed $88,000 from Joseph De Giulio, father of Jeanne Cretella. The loan bears interest at the rate of 10% per annum. Interest is payable in monthly installments of $733 and the principal is due on June 22, 2001.

     In October 1996, the Company loaned to Leisure Time $153,863, pursuant to a note which is payable in monthly installments of $1,996.01, that bears interest at a rate of 9.56% per annum and expires on October 1, 2006.

     In October 1996, the Company entered into a lease agreement with Mr. Cretella, pursuant to which the Company leases its executive offices in Staten Island, New York. In May 1999 the Company expanded its office space increasing the annual rent due under the lease to $60,000 annually, increasing by 1.5% commencing in January of each subsequent year. Total rent paid under the lease in 1999 was $47,536.15. The lease expires on December 31, 2001. The Company believes that this lease is on commercially reasonable terms.

     In October 1996, the Company entered into a lease agreement with Leisure Time, pursuant to which the Company leases a warehouse in Bayonne, New Jersey. Annual rent under the lease was $30,907, during 1999, increasing by 1.5% commencing in January of each subsequent year. The lease expires on December 31, 2001. The Company believes that this lease is on commercially reasonable terms.

     In October 1997, Kayne Anderson Non-Traditional Investments, L.P. and ARBCO Associates, L.P. affiliates of Kayne Anderson, loaned the Company an aggregate of $1,000,000. The loans bear interest at the rate of 10% per annum and are due May 31, 1999. The loan is guaranteed by Frank Cretella, President, Chief Executive Officer, a director and a principal stockholder of the Company, and the guarantee is secured by a pledge of 200,000 shares of Common Stock owned by Frank Cretella and Jeanne Cretella, Vice President, a director and principal stockholder of the Company. As partial consideration for the loans, the Company issued to Kayne Anderson warrants (the "KA Warrants") to purchase 200,000 shares of Common Stock. The KA Warrants are exercisable at a price of $5.00 per share (subject to adjustment under certain circumstances) and are exercisable at any time until October 31, 2002. In August, 1998 the Company and Kayne Anderson agreed to amend the loan agreement whereby the maturity date of the loans was extended to September 30, 1999. On January 11, 2000, the Company and Kayne Anderson agreed to provide for a refinancing of the existing loans into new long-term loans aggregating an equal or larger amount. In February 2000 the Company repaid this loan in full. Kayne Anderson is an affiliate of Kayne Anderson Capital Advisors, L.P., a principal stockholder of the Company.

     In December 1998, the Company entered into a licensing agreement with KA Industries, a wholly owned subsidiary of Kayne Anderson, to market products bearing the names Lundy's, The Boathouse, and Stork Club through KA Industries' "Mrs. Beasley's" mail order catalog and retail outlets. Pursuant to the agreement the Company is to receive a royalty on products sold.

     In December 1998, the Company agreed to sublease 1,000 square feet of its 6,000 square feet Bayonne warehouse to KA Industries, a wholly owned subsidiary of Kayne Anderson, to operate a bakery. The sublease is a month-to-month lease at a rent of $740.83 per month terminable upon 120 days notice by either party. In conjunction with this transaction, KA Industries advanced $30,000 to the Company to make modifications to the Bayonne warehouse to accommodate the bakery as well as an in-house laundry and a lobster pound with such advance recaptured from rent and other charges due the Company from KA Industries.

     In February 2000, Luke Johnson, a director of the Company, purchased 366,960 shares of the Company's Common Stock out of an aggregate of 1,000,000 shares of Common Stock sold by the Company in a private placement. Mr. Johnson, in his filing with the Securities and Exchange Commission disclaims beneficial ownership of the entire aggregate amount of shares of Common Stock issued in this private placement.

     In February 2000 the Company raised $2,500,000 in financing for the construction of a Lundy Bros. Restaurant in Times Square from a group of investors that included Kayne Anderson Investment Management, a principal shareholder of the Company, and Peter Salvatore, a director of the Company. The financing agreement requires repayment of the principal and interest from the cash flow generated by this new location. Once the principal and interest have been repaid the investors will share in a percentage of the profits generated by this location.

     Any future transactions with affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested members of the Board of Directors, outside the presence of any interested directors and, to the extent deemed appropriate by the Board of Directors, the Company will obtain stockholder approval or fairness opinions in connection with any such transaction.

                AMENDMENT TO 1997 STOCK OPTION PLAN TO INCREASE
                       THE NUMBER OF SHARES RESERVED FOR
                ISSUANCE THEREUNDER FROM 1,250,000 TO 1,750,000
                                 (Proposal Two)

     At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,250,000 to 1,750,000.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1997 Stock Option Plan has proven to be a valuable tool in attracting and retaining key personnel. It believes that the authority to grant options, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the 1997 Stock Option Plan. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel.

SUMMARY OF THE 1997 STOCK OPTION PLAN

     In October 1997, the Company's stockholders approved a stock option plan (the "Option Plan") pursuant to which 525,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) nonqualified options. ISOs may be granted under the Option Plan to officers and employees of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the Option Plan is to encourage stock ownership by certain directors, officers and employees of the Company and other persons instrumental to the success of the Company. The Option Plan is intended to qualify under Rule 16b-3 under the Exchange Act, and is administered by the Board of Directors. The Board, within the limitations of the Option Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option.


     ISOs granted under the Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Non-qualified options granted under the

Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Options granted under the Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Option Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee other than by death or disability, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate three months following termination of employment.

     On December 21, 1999 the Company granted 101,750 options under the Option Plan. All of such options vest in increments of 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant and are exercisable upon vesting at a price that is equal to the closing bid price of the Company's Common Stock on the fifth trading day after the Company's has filed its annual statement on Form 10-KSB for fiscal 1999 with the Securities and Exchange Commission (the "SEC"). The options expire five years from the date of vesting, subject to earlier termination.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 STOCK OPTION PLAN

     The following is a brief summary of the Federal income tax aspects of grants made under the 1997 Stock Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

INCENTIVE STOCK OPTIONS

     The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, Incentive Stock Options not otherwise terminated and exercised more than three months following the termination of the participant's employment will generally be taxed as a Non-Qualified Stock Option.

NON-QUALIFIED STOCK OPTIONS

     With respect to Non-Qualified Stock Options (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

     The approval of the proposed amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

     The Board believes that the Proposed Amendment to the 1997 Stock Option Plan will help the Company attract and retain qualified officers, directors and key employees.

THE BOARD BELIEVES THAT THE AMENDMENT TO THE 1997 STOCK OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS
                                (Proposal Three)

     BDO Seidman, LLP are the Company's independent auditors who reported on the financial statements of the Company for the fiscal years ended September 28, 1997, September 27, 1998, and September 29, 1999. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2000.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2001 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than February 1, 2001 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the President of the Company.

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that, during the year ended September 29, 1999, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) a Form 4 for Peter J. Salvatore was filed late, (ii) a Form 4 and a Form 5 for Frank Cretella was filed late and (iii) a Schedule 13D for Luke Johnson was filed late.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's annual report for the fiscal year ended September 29, 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.




                                          By order of the Board
                                          of Directors,


                                           Frank Cretella
                                           President and Chief Executive Officer


May 3, 2000

                              TAM RESTAURANTS, INC.
                               1163 Forest Avenue
                          Staten Island, New York 10310

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints FRANK CRETELLA and ANTHONY B. GOLIO and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of TAM Restaurants, Inc. (the "Company") on Tuesday, May 23, 2000, at American Park at the Battery, 5 Battery Place, New York, New York 10004 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1) To elect directors for the ensuing year (Proposal One).

   [ ] FOR all nominees listed below            [ ]  WITHHOLD AUTHORITY
       (except as marked to                          to vote for all nominees
        the contrary below)                          listed below.

               Frank Cretella, Jeanne Cretella, Kenneth L. Harris
              Barry E. Krantz, Peter J. Salvatore, and Luke Johnson (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below)
 -------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

2)   To approve of Amendment to the Company's 1997 Stock Option Plan
     (Proposal Two).

     [ ] FOR    [ ] AGAINST  [ ] ABSTAIN


3) To ratify the appointment of BDO Seidman LLP as independent auditors of the Company for fiscal 2000 (Proposal Three).

     [ ] FOR    [ ] AGAINST  [ ] ABSTAIN

4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOREGOING. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.


                                            DATED: ____________________, 2000


                                            --------------------------------
                                                     Signature

                                            --------------------------------
                                            Signature if held jointly

                                            Please sign exactly as name appears
                                            hereon. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.